 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2022

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On April 7, 2022, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to provide an update on operations.

California

The Company has recently completed rebranding of the San Diego dispensary from a ShowGrow branded dispensary to a Body and Mind branded dispensary. The dispensary opened in April 2020 in the Miramar area of San Diego and has steadily increased the customer base with a wide selection of curated products.

The San Diego rebranding follows the successful rebranding of the Long Beach dispensary earlier this year and creates stronger alignment with Body and Mind brand marketing as well as the Body and Mind rewards program.

The integration of the new Seaside dispensary is progressing well with this summer anticipated to be a busy travel season for the Seaside / Monterey area. The Reef at Seaside is one of only two cannabis sponsors at the popular California Roots music festival in Monterey California this May.

The Long Beach dispensary is currently rolling out an expansion of its home delivery service to include additional delivery vehicles, faster delivery times and reduced delivery fees.

Nevada

Body and Mind is preparing for a busy 4/20 week in Nevada and will be participating in numerous programs with local dispensaries to promote Body and Mind branded offerings. Body and Mind has partnered with Her Highness, the innovative female focused cannabis brand to relaunch their popular “Lucky 7” pre-rolls filled with premium BaM flower as well as their famous orgasm enhancing Pleasure Oil.

Ohio

The recently opened Body and Mind production facility has received kitchen certification for production of edibles and the Company has commenced the process to submit proprietary edible products for approval by the state. Body and Mind extracted products are available at numerous dispensaries in Ohio.

Adult-use legalization is progressing in Ohio through two legislative bills and an “initiated statute” backed by advocacy group Coalition to Regulate Marijuana Like Alcohol (CTRMLA). The two bills, which aim to legalize the recreational use of marijuana in Ohio through the legislative route, include one from the Democrats (HB382, filed in July 2021) and the other from the GOP (HB498, filed in mid-October 2021). Both bills are similar and are currently in the House for discussion. The third route, the initiated statute, will allow citizens to submit proposed laws for a statewide vote. To qualify for the November 2022 ballot, the initiated statute requires 132,887 valid signatures from registered voters. In January 2022, CTRMLA met the 132,877-signature threshold and collected an additional 29,918 signatures to put its petition before state lawmakers, who have until May 28, 2022 to either adopt, reject, or accept and amend the measure. If lawmakers reject the measure, CTRMLA will need to gather an additional 132,887 signatures to place the proposal before voters on the November 2022 ballot.

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Arkansas

The cultivation in Arkansas has completed pheno-hunting across all Body and Mind proprietary strains and has achieved perpetual harvest scheduling with strong demand for Body and Mind branded flower. Flower is available at the Body and Mind branded West Memphis dispensary and is in the process of becoming available at numerous other dispensaries in Arkansas.

Arkansas currently has three ballot initiatives to legalize adult-use marijuana. In September 2021, a marijuana activist group, Arkansas True Grass, filed an amendment on the November 2022 ballot to allow for recreational use of marijuana in Arkansas. The group has been collecting signatures for the measure since November 2020 and had gathered more than 20,000 signatures of registered voters at the end of September 2021. A separate activist group, Arkansans for Marijuana Reform, also filed a reform initiative in November 2021 to put marijuana legalization on AR’s 2022 ballot. Aside from these two legalization ballot initiatives, former state lawmaker Eddie Armstrong also launched a campaign ‘Responsible Growth Arkansas’ in January 2022 to place cannabis legalization on Arkansas 2022 ballot. All three petitions are required to have 89,151 signatures to be placed onto the November ballot and the deadline to gather signatures is July 8, 2022.

Michigan

The Body and Mind branded social equity dispensary in Michigan opened in February 2022 and continues to develop a following of new customers and is ramping up for the busy 4/20 week.

The Company has completed pre-construction at the Michigan cultivation facility and has paused development pending evaluation of the scope of the project based on current inflation, supply-chain and market considerations.

Upcoming Conference

Body and Mind will be presenting and participating in the upcoming Benzinga Cannabis Capital Conference on April 20 and 21, 2022 in Miami Florida.

For more information please visit https://www.benzinga.com/events/cannabis-conference/

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated April 7, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: April 7, 2022	By:	/s/ Michael Mills
Michael Mills President, CEO and Director

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